The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-282677
Subject to completion, dated October 16, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 16, 2024)
262,446,931 shares
Lucid Group, Inc.
Common Stock
We are offering 262,446,931 shares of our Class A common stock, par value $0.0001 per share (“common stock”).
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “LCID.” On October 16, 2024, the last reported sale price of our common stock was $3.28 per share.
In addition, our majority stockholder and affiliate of the Public Investment Fund (“PIF”), Ayar Third Investment Company (“Ayar”), has indicated that they intend to purchase from us, subject to certain conditions, 374,717,927 shares of our common stock in a private placement concurrently with this offering at the same price per share initially to be paid by BofA Securities, Inc. (the “underwriter”) for this offering as set forth in this prospectus supplement. We refer to this private placement as the “Ayar Investment.” The number of shares that Ayar has indicated that they intend to purchase from us in the Ayar Investment is equal to the number of shares of our common stock that we are selling in this offering, multiplied by a ratio (the “Ayar Investment Ratio”), the numerator of which is approximately 58.8%, which is the number of shares of our outstanding common stock owned by PIF (which does not include any share of common stock issuable upon conversion of our outstanding Series A and Series B Preferred Stock (together, the “Redeemable Convertible Preferred Stock”)), both directly and indirectly through Ayar, as a percentage of the total number of shares of our common stock outstanding as of September 30, 2024, and the denominator of which is approximately 41.2%, rounded down to the nearest whole share. Following the sale in this offering and the sale in the Ayar Investment, PIF, both directly and indirectly through Ayar, is expected to continue to own approximately 58.8% of our outstanding common stock (which does not include any share of common stock issuable upon conversion of our outstanding Redeemable Convertible Preferred Stock). We expect to settle the Ayar Investment on or about       , 2024 for an aggregate purchase price of approximately $       billion, after expenses.
The Ayar Investment is not a part of this offering and is in addition to the 262,446,931 shares that we are selling in this offering. The completion of the Ayar Investment is contingent on the completion of this offering as well as certain other customary closing conditions.
The underwriter has agreed to purchase the shares of common stock from us at a price of $             per share, which will result in approximately $          of net proceeds to us (assuming no exercise by the underwriter of the overallotment option described below).
The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. See “Underwriting.”
We have granted the underwriter an option to purchase up to 39,367,040 additional shares of our common stock, solely to cover overallotments, for 30 days after the date of this prospectus supplement. Ayar has indicated that they intend to purchase from us in the Ayar Investment, in the event that the underwriter exercises its overallotment option to purchase additional shares of our common stock, additional shares of our common stock, in a number equal to the number of additional shares purchased by the underwriter, multiplied by the Ayar Investment Ratio.
Delivery of the shares of our common stock will be made on or about      , 2024.
Investing in our common stock involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities

           , 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering.
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
Neither we nor the underwriter have authorized anyone to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement or the accompanying prospectus. Neither we nor the underwriter are making an offer of these securities in any jurisdiction where such offer is not permitted.
You should not assume that the information in this prospectus supplement, the accompanying prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, our business, financial condition, results of operations and prospects may have changed.

S-ii

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 6, 2024 and August 5, 2024, respectively;

•
information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2024;

•
our Current Reports on Form 8-K, filed with the SEC on January 26, 2024, February 15, 2024, March 25, 2024, March 29, 2024, May 6, 2024 (only with respect to Item 5.02 therein), May 24, 2024 (only with respect to Item 2.05 therein), June 6, 2024, August 5, 2024 and August 19, 2024; and

•
the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-39408), filed with the SEC on July 23, 2021 and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information, including any information and related exhibits under Item 2.02 and Item 7.01 of Current Report on Form 8-K, that are deemed to have been furnished to, rather than filed with, the SEC. If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recently dated document shall control.
The SEC maintains a website at www.sec.gov, from which you can inspect these documents and other information we have filed electronically with the SEC. You may also request copies of these documents, at no cost to you, by contacting us by mail: 7373 Gateway Boulevard, Newark, CA 94560, Attention: Investor Relations, by email: investor@lucidmotors.com or by telephone: (510) 648-3553. Through our website, we make available, free of charge, our following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: Annual Reports on Form 10-K; proxy statements for our annual and special shareholder meetings; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and any amendments to those documents. However, we will not send you exhibits to these documents, unless those exhibits have been specifically incorporated by reference into this prospectus supplement. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the registration statement of which it forms a part.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “scheduled” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to energy storage systems and automotive partnerships, technology, manufacturing capabilities and facilities, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our direct-to-consumer strategy, our financial and operating outlook, future market launches and international expansion, including our manufacturing facility in Saudi Arabia and related timing and value to us, and our needs for additional financing. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
•
changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn and global conflicts or other geopolitical events;

•
risks related to changes in overall demand for our products and services and cancellation of orders for our vehicles;

•
risks related to our Redeemable Convertible Preferred Stock;

•
risks related to prices and availability of commodities, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of the Lucid Air and other vehicles;

•
risks related to the uncertainty of our projected financial information;

•
risks related to the timing of expected business milestones and commercial product launches;

•
risks related to the expansion of our manufacturing facility, the construction of new manufacturing facilities and the increase of our production capacity;

•
our ability to manage expenses and control costs;

•
risks related to future market adoption of our offerings;

•
the effects of competition and the pace and depth of electric vehicle adoption generally on our business;

•
changes in regulatory requirements, governmental incentives and fuel and energy prices;

•
our ability to rapidly innovate;

•
our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers, including our ability to realize the anticipated benefits of our transaction with Aston Martin;

•
our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

S-iv

•
risks related to potential vehicle recalls;

•
our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

•
our ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives;

•
our ability to conduct equity, equity-linked, or debt financing in the future;

•
our ability to pay interest and principal on our indebtedness;

•
future changes to vehicle specifications which may impact performance, pricing, and other expectations;

•
the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

•
the intended use of the net proceeds from this offering; and

•
other factors disclosed in this prospectus supplement or our other filings with the SEC.

The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K incorporated by reference herein and as may be updated in this prospectus supplement and in filings we make with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we currently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update the forward-looking statements at some point in the future, we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this prospectus supplement.

S-v

SUMMARY
This summary highlights selected information and does not contain all of the information that may be important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference that are described in “Where You Can Find More Information.”
About Lucid
We are a technology company with a mission to create exceptional experiences to drive the world forward. Our focus on in-house hardware and software innovation, vertical integration, and a “clean sheet” approach to engineering and design have led to the developments such as the award-winning Lucid Air.
We sell vehicles directly to consumers through our retail sales network and through direct online sales, including through Lucid Financial Services. We believe that owning our sales network provides an opportunity to closely manage the customer experience, gather direct customer feedback and ensure that customer interactions are tailored to our customers’ needs. We own and operate a vehicle service network comprised of service centers in major metropolitan areas and a fleet of mobile service vehicles. In addition to our in-house service capabilities, we established and continue to grow an approved list of specially trained collision repair shops which also serve as repair hubs for our mobile service offerings in some cases.
We began delivering the Lucid Air to customers in October 2021 and we expect to launch additional vehicles over the coming decade. We have leveraged and expanded the technological advancements from the Lucid Air to the Lucid Gravity sport utility vehicle (“SUV”), which is scheduled for start of production in late 2024. After the Lucid Air and the Lucid Gravity SUV, start of production of our Midsize platform is scheduled for late 2026.
Recent Developments
Preliminary Financial Results and Operational Information
Although our financial results for the quarter ended September 30, 2024 are not yet finalized, we estimate that our financial results and certain operational information will fall within the following ranges.
	Quarter Ended September 30, 2024
	Low	High
	(in thousands)
Statement of Operations Data:
Revenue	$199,000	$200,000
Loss from operations	$(765,000)	$(790,000)
Balance Sheet Data:
Cash and cash equivalents (at end of period)	$1,893,000	$1,894,000
Long-term debt (at end of period)	$2,000,800	$2,000,800
As of September 30, 2024, we had approximately $5.16 billion of total liquidity, consisting of (i) approximately $4,027 million in cash, cash equivalents, and investment balances, (ii) $750 million available under our DDTL Credit Facility (as defined in the section of this prospectus titled “Capitalization”), (iii) approximately $160 million available under our ABL Credit Facility and (iv) approximately $219 million available under our GIB Credit Facility (as defined in the section of this prospectus titled “Capitalization”). Availability under our ABL Credit Facility (as defined in the section of this prospectus titled “Capitalization”) is subject to the value of eligible assets in the borrowing base.
In addition, during the quarter ended September 30, 2024, we produced 1,805 vehicles and delivered 2,781 vehicles, of which approximately 8% were subject to operating lease accounting.

Inclusion of Preliminary Financial and Operational Information
The preliminary financial results and operational information included in this prospectus supplement has been prepared by, and is the responsibility of, our management. KPMG LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the preliminary financial results and operational information included in this prospectus supplement and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report referenced in this document relates to our previously issued financial statements. It does not extend to the preliminary financial results and operational information included in this prospectus supplement and should not be read to do so.
The preliminary financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual financial results for the quarter ended September 30, 2024 will not be available until after this offering is completed and may vary from these estimates. For example, during the course of the preparation of the respective financial statements and the related notes, additional items that would require adjustments to be made to the preliminary financial results presented above may be identified. While we do not expect that our actual results for the quarter ended September 30, 2024 will vary materially from the preliminary financial results presented above, there can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive office is located at 7373 Gateway Boulevard, Newark, CA 94560 and our telephone number is (510) 648-3553. We maintain a website at https://www.lucidmotors.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
Controlled Company Exemption
As of September 30, 2024, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board. Ayar is an affiliate of PIF.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Capital Stock” section of the accompanying prospectus.
Any investment in our common stock involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Issuer
Lucid Group, Inc., a Delaware corporation.
Common stock offered by us
262,446,931 shares of our common stock.
Option to purchase additional shares
The underwriter has an option to purchase up to 39,367,040 additional shares of our common stock, solely to cover overallotments. The underwriter may exercise this overallotment option at any time within 30 days from the date of this prospectus supplement.
Ayar Investment
Ayar has indicated that they intend to purchase from us, subject to certain conditions, 374,717,927 shares of our common stock in a private placement concurrently with this offering at the same price per share initially to be paid by the underwriter for this offering as set forth in this prospectus supplement. We refer to this private placement as the “Ayar Investment.” The number of shares that Ayar has indicated that they intend to purchase from us in the Ayar Investment is equal to the number of shares of our common stock that we are selling in this offering, multiplied by a ratio, the numerator of which is approximately 58.8%, which is the number of shares of our outstanding common stock owned by PIF (which does not include any share of common stock issuable upon conversion of the outstanding Redeemable Convertible Preferred Stock), both directly and indirectly through Ayar, as a percentage of the total number of shares of our common stock outstanding as of September 30, 2024, and the denominator of which is approximately 41.2%, rounded down to the nearest whole share. Following the sale in this offering and the sale in the Ayar Investment, PIF, both directly and indirectly through Ayar, is expected to continue to own approximately 58.8% of our outstanding common stock (which does not include any share of common stock issuable upon conversion of the outstanding Redeemable Convertible Preferred Stock). We expect to settle the Ayar Investment on or about        , 2024, for an aggregate purchase price of approximately $       billion.
The Ayar Investment is not a part of this offering and is in addition to the 262,446,931 shares that we are selling in this offering. The completion of the Ayar Investment is contingent on the completion of this offering as well as certain other customary closing conditions.
Ayar has indicated that they intend to purchase from us in the Ayar Investment, in the event that the underwriter exercises its overallotment option to purchase additional shares of our common stock, additional shares of our common stock, in a number equal to the number of additional shares purchased by the underwriter, multiplied by the Ayar Investment Ratio.
The shares of our common stock purchased by Ayar in the Ayar Investment will be subject to our existing investor rights agreement, as such agreement may be amended from time to time (the “Investor Rights Agreement”), including the requirement to include such shares on a resale registration statement to be filed by us.
Common stock to be outstanding after this offering and the Ayar Investment
2,974,683,400 shares of our common stock (or 3,070,258,129 shares if the underwriter exercises its overallotment option to purchase additional shares in full and Ayar purchases its pro rata additional shares as described in this prospectus supplement).
Use of proceeds
We intend to use the net proceeds from the sale of our common stock in this offering and the Ayar Investment for general corporate purposes, which may include, among other things, capital expenditures and working capital. See “Use of Proceeds” on page S-13.
Nasdaq Global Select Market ticker symbol for common
stock
“LCID.”
Risk Factors
Investing in our common stock involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Transfer agent and registrar
Equiniti Trust Company.
Unless we specifically state otherwise or the context otherwise requires, the information above is as of September 30, 2024, does not give effect to any awards of stock options or restricted stock units (“RSUs”) after September 30, 2024 or the exercise of warrants or stock options or the settlement of RSUs after September 30, 2024, and excludes:
•
44,350,000 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2024, each with an exercise price of $11.50 per share;

•
28,845,241 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, with a weighted average exercise price of $1.86 per share;

•
116,174,433 shares subject to RSUs outstanding as of September 30, 2024;

•
51,144,960 shares of our common stock reserved for future issuance under the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto, the “Incentive Plan”) as of September 30, 2024;

•
up to 36,737,785 shares of our common stock issuable upon the conversion of our 1.25% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”);

•
up to 291,019,450 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock; and

•
up to 173,206,009 shares of our common stock issuable upon the conversion of our Series B Convertible Preferred Stock.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its overallotment option to purchase additional shares.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The summary historical consolidated statements of operations data of Lucid for the years ended December 31, 2023, 2022 and 2021 and the summary historical consolidated balance sheets data as of December 31, 2023 and 2022 are derived from Lucid’s audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary historical condensed consolidated statements of operations data of Lucid for the six months ended June 30, 2024 and 2023 and the summary historical condensed consolidated balance sheet data as of June 30, 2024 are derived from Lucid’s unaudited interim condensed consolidated financial statements incorporated by reference into this prospectus supplement. The unaudited interim condensed consolidated financial data set forth below have been prepared on the same basis as our audited annual consolidated financial statements and, in the opinion of Lucid’s management, reflect all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair statement of such data.
Lucid’s historical results are not necessarily indicative of the results that may be expected for any other period in the future and Lucid’s results for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2024 or any other period. The following data should be read together with, and is qualified in its entirety by reference to, “Risk Factors,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and the accompanying notes included, as applicable, in this prospectus supplement and our reports filed with the SEC incorporated by reference into this prospectus supplement. Among other things, the historical consolidated financial statements include more detailed information regarding the basis of presentation for the information in the following data.
	Six Months Ended June 30,		Fiscal Years Ended, December 31,
	2024	2023	2023	2022	2021
	(unaudited)
	(in thousands, except share and per share numbers)
Revenue
Costs and expenses(1)	$373,321	$300,306	$595,271	$608,181	$27,111
Cost of revenue	875,151	1,056,329	1,936,066	1,646,086	154,897
Research and development	571,797	463,277	937,012	821,512	750,185
Selling, general and administrative	423,477	366,518	797,235	734,574	652,475
Restructuring Charges	20,228	24,028	24,546	—	—
Total cost and expenses	1,890,653	1,910,152	3,694,859	3,202,172	1,557,557
Loss from operations	(1,517,332)	(1,609,846)	(3,099,588)	(2,593,991)	(1,530,446)
Other income (expense), net
Change in fair value of forward contracts	—	—	—	—	(454,546)
Change in fair value of convertible preferred stock warrant liability	—	—	—	—	(6,976)
Change in fair value of common stock warrant liability	34,593	1,331	86,926	1,254,218	(582,760)
Change in fair value of equity securities of a related party	(29,323)	—	5,999	—	—
Change in fair value of derivative liability associated with Series A redeemable convertible preferred stock (related party)	103,000	—	—	—	—
Transaction costs expensed	—	—	—	—	(2,717)
Interest income	105,184	79,530	204,274	56,756	—
Interest expense	(14,174)	(13,798)	(24,915)	(30,596)	(1,374)
Other income (expense), net	(6,074)	(261)	(90)	9,532	(893)

	Six Months Ended June 30,		Fiscal Years Ended, December 31,
	2024	2023	2023	2022	2021
	(unaudited)
	(in thousands, except share and per share numbers)
Total other income (expense), net	193,206	66,802	272,194	1,289,910	(1,049,266)
Loss before provision for income taxes	(1,324,126)	(1,543,044)	(2,827,394)	(1,304,081)	(2,579,712)
Provision for (benefit from) income taxes	123	716	1,026	379	49
Net loss	(1,324,249)	(1,543,760)	(2,828,420)	(1,304,460)	(2,579,761)
Deemed dividend related to the issuance of Series E convertible preferred stock	—	—	—	—	(2,167,332)
Accretion of Series A redeemable convertible preferred stock	(150,762)	—	—	—	—
Net loss attributable to common stockholders, basic	(1,475,011)	(1,543,760)	(2,828,420)	(1,304,460)	(4,747,093)
Change in fair value of dilutive warrants	—	—	—	(1,254,218)	—
Net loss attributable to common stockholders, diluted	(1,475,011)	(1,543,760)	(2,828,420)	(2,558,678)	(4,747,093)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic	2,306,209,050	1,871,884,313	2,081,772,622	1,678,346,079	740,393,759
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, diluted	2,306,209,050	1,871,884,313	2,081,772,622	1,693,258,608	740,393,759
Net loss per share attributable to common stockholders, basic	$(0.64)	$(0.82)	$(1.36)	$(0.78)	$(6.41)
Net loss per share attributable to common stockholders, diluted	$(0.64)	$(0.82)	$(1.36)	$(1.51)	$(6.41)
Other comprehensive income (loss)
Net unrealized gains (losses) on investments, net of tax	$(4,219)	$1,036	$12,669	$(11,572)	$—
Foreign currency translation adjustments	(4,790)	586	3,753	—	—
Total other comprehensive income (loss)	(9,009)	1,622	16,422	(11,572)	—
Comprehensive loss	$(1,333,258)	$(1,542,138)	$(2,811,998)	$(1,316,032)	$(2,579,761)
Deemed dividend related to the issuance of Series E convertible preferred stock	$—	$—	$—	$—	$(2,167,332)
Accretion of Series A redeemable convertible preferred stock	$(150,762)	$—	$—	$—	$—
Comprehensive loss attributable to common stockholders	$(1,484,020)	$(1,542,138)	$(2,811,998)	$(1,316,032)	$(4,747,093)

(1)
Includes stock-based compensation expense as follows:

	Six Months Ended June 30,		Fiscal Years Ended, December 31,
	2024	2023	2023	2022	2021
	(unaudited)
	(in thousands)
Cost of revenue	$1,811	$1,339	$3,590	$41,753	$8,737
Research and development	71,059	65,393	137,703	151,549	137,303
Selling, general and administrative	49,319	59,906	117,433	230,198	370,717
Restructuring Charges	(1,480)	(1,443)	(1,443)	—	—
Total	$120,709	$125,195	$257,283	$423,500	$516,757
Balance Sheet Data
	As of June 30, 2024	Fiscal Years Ended, December 31,
		2023	2022
	(unaudited)
	(in thousands)
Assets
Cash and cash equivalents	$1,353,581	$1,369,947	$1,735,765
Total assets	8,223,268	8,512,718	7,879,238
Liabilities
Long-term debt	1,999,547	1,996,960	1,991,840
Common stock warrant liability	19,071	53,664	140,590
Total liabilities	4,056,060	3,661,026	3,529,537
Redeemable Convertible Preferred Stock
Series A redeemable convertible preferred stock	651,311	—	—
Stockholders’ Equity
Common stock	232	230	183
Additional paid-in capital	15,063,541	15,066,080	11,752,138
Accumulated deficit	(11,523,001)	(10,198,752)	(7,370,332)
Total stockholders’ equity	$3,515,897	$4,851,692	$4,349,701

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” together with the risk factors described in our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, as well as the other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have an adverse effect on our business, cash flows, financial condition and results of operations. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition.
Risks Related to this Offering and Our Common Stock
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term U.S. Treasury securities with insignificant rates of return. These investments may not yield a favorable return to our stockholders.
The issuance of additional shares of our common stock or other equity or equity-linked securities, or sales of a significant portion of our common stock, could depress the market price of our common stock.
Future issuances of shares of our common stock, or of securities convertible into or exercisable for our common stock, could depress the market price of our common stock and result in significant dilution for holders of our common stock. The exercise of our outstanding warrants and options, the vesting and settlement of our RSUs, or the conversion of our 2026 Convertible Notes or Redeemable Convertible Preferred Stock would result in additional dilution to holders of our common stock. Similarly, the redemption or repurchase of our Redeemable Convertible Preferred Stock may result in additional dilution to holders of our common stock if, under the terms of our Redeemable Convertible Preferred Stock, we are then permitted, and elect, to satisfy our obligations in respect thereof by delivery of our common stock. In the future, we may issue additional shares of our common stock, or securities convertible into or exercisable for common stock, in connection with generating additional capital, future acquisitions, repayment of outstanding indebtedness, under our Incentive Plan, or for other reasons.
The market price of shares of our common stock could decline as a result of substantial sales of common stock, particularly by our significant stockholders, a large number of shares of common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.
In addition, pursuant to the Investor Rights Agreement, Ayar, and certain other parties thereto are entitled to, among other things, certain registration rights, including demand, piggy-back and shelf registration rights with respect to its shares of common stock (including shares of common stock underlying the Redeemable Convertible Preferred Stock held by Ayar) and Ayar’s shares of the Redeemable Convertible Preferred Stock. If either pursuant to any registration statement filed pursuant to the Investor Rights Agreement or through another avenue, one or more of these stockholders were to sell a substantial portion of the securities they hold, including any common stock issued upon conversion, redemption or repurchase of our Redeemable Convertible Preferred Stock, it could cause the trading price of our common stock to decline. Furthermore, given Ayar’s substantial concentration in ownership of our common stock and the Redeemable Convertible Preferred Stock, if Ayar were to elect to sell in the open market or in private placement transactions, it could have the effect of increasing the volatility in our stock price or putting significant downward pressure on the price of our common stock. Pursuant to the subscription agreements for the Redeemable Convertible Preferred Stock, Ayar has agreed to restrictions on the sale or transfer of shares of Redeemable Convertible Preferred Stock or any shares of common stock issued pursuant to the terms thereof held by it for a period of twelve months following the closing of the respective transaction. However, following the expiration of the lock-up periods, Ayar will not be restricted from selling the respective securities, other than by applicable securities laws.
We intend to enter into a fifth amendment to the Investor Rights Agreement (the “Fifth IRA Amendment”) with Ayar concurrently with the execution of the underwriting agreement for this offering. Pursuant to the proposed Fifth IRA Amendment, Ayar will be entitled to certain registration rights, including demand, piggy-back and shelf registration rights, with respect to any shares of common stock Ayar purchases in the Ayar Investment. If one or more of these stockholders were to sell a substantial portion of the shares they hold, it could cause the trading price of our common stock to decline. For 120 days following the closing of the Ayar Investment, Ayar will be subject to a contractual lock-up with respect to our common stock or other equity securities. See “Ayar Investment.”
Securities or industry analysts may not publish or cease publishing research or reports about us, our business, our market, or change their recommendations regarding our common stock adversely, which could cause the price and trading volume of our common stock to decline.
The trading market for our common stock can be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors.
Similarly, if any of the analysts who do cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock may decline. If any analyst who covers us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
The price of our common stock is volatile, and this volatility may negatively impact the market price of our common stock.
The trading price of our common stock has fluctuated substantially. The trading price of our common stock depends on many factors, including those described elsewhere in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause investors to lose all or part of the investment in our common stock since investors might be unable to sell them at or above the price the investor paid for them. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for it. In such circumstances, the trading price of our common stock may not recover and may experience a further decline.
Factors affecting the trading price of our common stock may include:
•
market conditions in the broader stock market in general, or in our industry in particular;

•
actual or anticipated fluctuations in our quarterly financial or operating results or the quarterly financial or operating results of companies perceived to be similar to ours;

•
changes in the market’s expectations about our operating results;

•
the public’s reaction to our press releases, other public announcements and filings with the SEC;

•
the public’s reaction to the number of unit reservations, financial projections and any other guidance or metrics that we may publicly disclose from time to time;

•
speculation in the press or investment community;

•
actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

•
the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•
the timing of the achievement of objectives under our business plan and the timing and amount of costs we incur in connection therewith;

•
changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•
operating and stock price performance of other companies that investors deem comparable to ours;

•
changes in laws and regulations affecting our business;

•
commencement of, or involvement in, litigation or investigations involving us;

•
changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•
the volume of our common stock available for public sale, including as a result of conversion of our 2026 Convertible Notes or our Redeemable Convertible Preferred Stock;

•
any major change in our Board or management;

•
sales of substantial amounts of our common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•
general economic and political conditions, such as recessions, interest rates, inflation, government closures of banks and liquidity concerns at other financial institutions, changes in diplomatic and trade relationships, fluctuations in foreign currency exchange rates, acts of war or terrorism, and natural disasters; and

•
other risk factors listed in this section “Risk Factors.”

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to ours could depress our stock price regardless of our business, prospects, financial conditions or results of operations. Broad market and industry factors, including the impact of global conflicts or other geopolitical events, natural disasters, and any other global pandemics, as well as general economic, political and market conditions such as recessions, inflation, government closures of banks and liquidity concerns at other financial institutions, or interest rate changes, may seriously affect the market price of our common stock and other securities, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following the transactions. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Furthermore, the stock markets in general, and the markets for technology and electric vehicle stocks in particular, have experienced extreme volatility that has sometimes been unrelated to the operating performance of the issuer. The trading price of our common stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if our stock declines or otherwise exhibits volatility, and their activities can negatively affect our stock price and increase the volatility of our stock price. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In addition, hedging activity by holders of the 2026 Convertible Notes may impact the market price of our common stock, in particular during any redemption conversion period in connection with a redemption of the 2026 Convertible Notes or any observation period for a conversion of the 2026 Convertible Notes.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.

Our substantial indebtedness could adversely affect our financial condition and our ability to raise additional capital to fund our operations and limit our ability to react to changes in the economy.
We are a highly leveraged company. As of September 30, 2024, we and our subsidiaries had approximately $2.05 billion of indebtedness and we and our subsidiaries had availability of approximately $1.1 billion under the existing loan agreements and credit facilities subject to certain covenants.
Our substantial indebtedness could have important consequences to you. For example, it could:
•
increase our vulnerability to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
place us at a competitive disadvantage compared to our competitors that have less debt; and

•
limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

We are a “controlled company” within the meaning of the applicable Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
As of September 30, 2024, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of the Nasdaq rules, and as a result, we qualify for exemptions from certain corporate governance requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to have: (a) a majority of independent directors on the board; (b) a nominating committee comprised solely of independent directors; (c) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (d) director nominees selected, or recommended for the selection by the board, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although currently we do not utilize any of these exemptions, we may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Ayar also has the ability to nominate five of the nine directors to our Board.
In addition, for so long as Ayar holds the Redeemable Convertible Preferred Stock and as result of the consent and voting rights of the Redeemable Convertible Preferred Stock, coupled with the voting rights associated with Ayar’s existing ownership of common stock in the Company, Ayar has significant power to influence the outcome over any matter submitted for the vote of the holders of our common stock and to influence certain matters affecting our governance and capitalization. This concentration of ownership and voting power allows Ayar to control over certain decisions, in particular with regards to governance and capitalization matters, including matters requiring approval by our stockholders (such as, subject to the Investor Rights Agreement, the election of directors and the approval of mergers or other extraordinary transactions), regardless of whether or not other stockholders believe that the transaction is in their own best interests.
The interests of Ayar may differ from the interests of our other stockholders and, as such, Ayar’s voting power and influence over us may decrease the relative interests of our other stockholders or of the Company. Such concentration of voting power could also have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

Changes in tax law could significantly affect our reported earnings and cash flows.
We have business operations and assets in different jurisdictions, which are subject to different tax regimes. Changes in tax regimes, such as the reduction or elimination of tax benefits, or limitations on the deductibility of interest expense, could have a material adverse effect on our results and cash flows.
In addition, countries in which we operate have agreed to implement aspects of the “Two Pillars Solution,” an OECD/G20 Inclusive Framework initiative, which aims to reform the international taxation policies and ensure that multinational companies pay taxes wherever they operate and generate profits. “Pillar Two” of this initiative generally provides for an effective global minimum corporate tax rate of 15% on profits generated by multinational companies with consolidated revenues of at least €750 million, calculated on a country-by-country basis. This minimum tax would be applied on profits in any jurisdiction wherever the effective tax rate, determined on a jurisdictional basis, is below 15%. The OECD and its members are still working on the coordinated implementation of the minimum tax. Although this initiative is subject to further developments in the countries where we operate, it is expected to be in force in various jurisdictions, including the U.K. and the EU, for fiscal years commencing on January 1, 2024. Any minimum tax may have a negative impact on our financial condition, results of operations and cash flows.
We may not be able to utilize a significant portion of our tax carryforwards, which could harm our profitability.
As of January 31, 2024, we had material federal and state tax carryforwards, primarily due to net operating losses and federal and state research tax credits. If we are unable to generate sufficient taxable income to utilize our tax carryforwards, some could expire unused and be unavailable to offset future income tax liabilities or we could be required to reserve against the valuation of our deferred tax assets, which could harm our profitability.
In addition, under Sections 382 and 383 of the Code (as defined below), our ability to utilize net operating loss carryforwards or other tax attributes, such as research tax credits, in any taxable year may be limited if we experience (or have experienced) an “ownership change.” A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of our stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. If an “ownership change” occurs, Sections 382 and 383 of the Code would impose an annual limit on the amount of pre-ownership change net operating loss carryforwards and other tax attributes we can use to reduce our taxable income, potentially causing those tax attributes to expire unused, which could harm our profitability.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of our common stock in this offering and the Ayar Investment will be approximately $            million (or approximately $            million if the underwriter exercises its overallotment option to purchase additional shares in full and Ayar purchases its pro rata additional shares as described in this prospectus supplement), after deducting the estimated expenses of this offering and the Ayar Investment. We intend to use the net proceeds from the sale of our common stock in this offering and the Ayar Investment for general corporate purposes, which may include, among other things, capital expenditures and working capital.

DIVIDENDS
We have not paid any cash dividends on our common stock to date and we do not anticipate declaring any cash dividends in the foreseeable future. The payment of cash dividends in the future is dependent upon our revenues and earnings, if any, capital requirements, the terms of any indebtedness and general financial condition. Both of our ABL Credit Facility and DDTL Credit Facility contain restrictions on our ability to pay dividends. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and short-term investments, and our capitalization as of June 30, 2024:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering and the Ayar Investment (assuming no exercise by the underwriter of its overallotment option to purchase additional shares), after deducting estimated offering expenses payable by us.

On August 4, 2024, we entered into:
(1)
a subscription agreement with Ayar, pursuant to which Ayar purchased 75,000 shares of our Series B Convertible Preferred Stock for an aggregate purchase price of $750.0 million on August 16, 2024 in a private placement (the “Series B Private Placement”); and

(2)
a $750 million five-year unsecured delayed draw term loan credit facility (the “DDTL Credit Facility”) with Ayar, which provides for a delayed draw term loan credit facility in an aggregate principal amount of $750 million and has a stated maturity date of August 4, 2029 and which as of October 15, 2024 has no outstanding term loans thereunder.

The following table does not reflect the Series B Private Placement and the DDTL Credit Facility.
You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes from our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of June 30, 2024
	Actual	As Adjusted
	(unaudited) (in millions, except for share and per share amounts and footnotes)
Cash, cash equivalents and short term investments	$3,216.4	$
Long-term debt (including current portion):
2026 Convertible Notes(1)	2,012.5
ABL Credit Facility(2)	—
GIB Credit Facility(3)	68.2
SIDF Loan(4)	—
Total long-term debt	2,080.7
Redeemable Convertible Preferred Stock:
Series A redeemable convertible preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, actual and as adjusted; 100,000 shares issued and outstanding, actual and as adjusted (related party)(5)	$651.3	$
Stockholders’ equity:
Common stock, $0.0001 par value per share; 15,000,000,000 shares authorized, actual and as adjusted; 2,319,543,729 shares issued and 2,318,685,904 shares outstanding, actual; shares issued and shares outstanding, as adjusted	$0.23	$
Additional paid-in capital	$15,063.5	$
Accumulated deficit	$(11,523.0)	$
Total stockholders’ equity	$3,515.9	$
Total capitalization	$6,247.9	$

(1)
Reflects outstanding principal amount.

(2)
In June 2022, we entered into a five-year senior secured asset-based revolving credit facility (the “ABL Credit Facility”) with a syndicate of banks. As of June 30, 2024, we had no outstanding borrowings and $48.4 million outstanding letters of credit under the ABL Credit Facility. The ABL Credit Facility provides for an initial aggregate principal commitment amount of up to $1.0 billion (including a $350.0 million letter of credit subfacility and a $100.0 million swingline loan subfacility), the availability of which amount is subject to the value of eligible assets in the borrowing base, and has a stated maturity date of June 9, 2027.

(3)
On April 29, 2022, and as amended on March 12, 2023, our wholly-owned subsidiary Lucid, LLC, a limited liability company established in the Kingdom of Saudi Arabia (“Lucid LLC”), entered into a revolving credit facility agreement (the “GIB Credit Facility Agreement”). The GIB Credit Facility Agreement provides for a credit facility (the “GIB Credit Facility”) in an aggregate principal amount of SAR 1 billion (approximately $266.1 million). Loans under the GIB Credit Facility Agreement will have a maturity of no more than 12 months. As of June 30, 2024, we had outstanding borrowings of SAR 256 million (approximately $68.2 million) under the GIB Credit Facility Agreement, which was recorded within other current liabilities on condensed consolidated balance sheets.

(4)
On February 27, 2022, Lucid LLC entered into a loan agreement (the “SIDF Loan Agreement”). Under the SIDF Loan Agreement, the Saudi Industrial Development Fund committed to provide loans to Lucid LLC in an aggregate principal amount of up to SAR 5.19 billion (approximately $1.4 billion). As of June 30, 2024, we had no outstanding borrowings under the SIDF Loan Agreement.

(5)
Reflects carrying value of the Series A Convertible Preferred Stock as of June 30, 2024. This table does not reflect the derivative liability amounts associated with the Series A Convertible Preferred Stock. As of June 30, 2024, the liquidation preference of the Series A Convertible Preferred Stock was $1,045.4 million.

AYAR INVESTMENT
Pursuant to the Investor Rights Agreement, we are required to provide Ayar the opportunity to participate as a purchaser in future equity offerings as a purchaser in such offering or in a private placement substantially concurrent with such offering, on terms no less favorable to the Company or Ayar than the terms applicable to other purchasers in such offering, and in an amount that allows Ayar to maintain up to its pro rata ownership of our common stock as of immediately prior to the commencement of such equity offering after giving effect to such equity offering.
Ayar has indicated that they intend to purchase from us, subject to certain conditions, 374,717,927 shares of our common stock in a private placement concurrently with this offering at the same price per share initially to be paid by the underwriter for this offering as set forth in this prospectus supplement. We refer to this private placement as the “Ayar Investment.” The number of shares that Ayar has agreed to purchase from us in the Ayar Investment is equal to the number of shares of our common stock that we sell in this offering, multiplied by a ratio, the numerator of which is approximately 58.8%, which is the number of shares of our outstanding common stock owned by PIF (which does not include any share of common stock issuable upon conversion of the outstanding Redeemable Convertible Preferred Stock), both directly and indirectly through Ayar, as a percentage of the total number of shares of our common stock outstanding as of September 30, 2024, and the denominator of which is approximately 41.2%, rounded down to the nearest whole share. Following the sale in this offering and the sale in the Ayar Investment, PIF, both directly and indirectly through Ayar, is expected to continue to own approximately 58.8% of our outstanding common stock (which does not include any share of common stock issuable upon conversion of the outstanding Redeemable Convertible Preferred Stock). We expect to settle the Ayar Investment on or about       , 2024, for an aggregate purchase price of approximately $            billion.
In addition, Ayar has indicated that they intend to purchase from us in the Ayar Investment, in the event that the underwriter exercises its overallotment option to purchase additional shares of our common stock, additional shares of our common stock, in a number equal to the number of additional shares purchased by the underwriter, multiplied by the Ayar Investment Ratio.
We intend to enter into a fifth amendment to the Investor Rights Agreement (the “Fifth IRA Amendment”) with Ayar concurrently with the execution of the underwriting agreement for this offering. Pursuant to the proposed Fifth IRA Amendment, Ayar will be entitled to certain registration rights, including demand, piggy-back and shelf registration rights, with respect to the shares of common stock Ayar purchases in the Ayar Investment.
The Ayar Investment is not a part of this offering, and is in addition to the 262,446,931 shares that we are selling in this offering. The completion of the Ayar Investment is contingent on the completion of this offering, as well as certain other customary closing conditions.
Ayar has agreed, with certain exceptions, that without our prior written consent, it will not, for 120 days after the date of the closing of the Ayar Investment:
•
directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock; or

•
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, in each case, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.
Subject to certain conditions, these restrictions do not apply to transfers made as a bona fide gift or gifts, including to charitable organizations; to any person or entity controlling, controlled by, or under common control with Ayar; to a nominee or custodian of any person or entity to whom a transfer would be permissible under any of the preceding exceptions set forth in this sentence; and pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of shares of our capital stock involving a change of control. These restrictions apply to securities owned now or acquired later by Ayar or for which Ayar has or later acquires the power of disposition.
We have agreed in the underwriting agreement for this offering not to waive these restrictions without the consent of the underwriter.

UNDERWRITING
BofA Securities, Inc. is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us 262,446,931 shares of our common stock.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriter is purchasing the shares of common stock from us at $      per share (representing approximately $      aggregate proceeds to us, before we deduct our out-of-pocket expenses of approximately $      . The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
Option to Purchase Additional Shares
We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, subject to the conditions contained in the underwriting agreement, to purchase up to 39,367,040 additional shares at the price per share set forth on the cover page of this prospectus supplement, solely to cover overallotments.
No Sales of Similar Securities
We and our executive officers and directors have agreed, with certain limited exceptions, that without the prior written consent of the underwriter, we and they will not, for a period of 120 days after the date of this prospectus supplement:
•
directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock;

•
exercise any right with respect to the registration of any of such common stock, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended; or

•
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

in each case, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person has agreed that, without the prior written consent of the underwriter, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock (other than any demand or exercise that does not result in the public filing of a registration statement by us). This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock, whether now owned or acquired later by us or such other person or for which we or such other person later acquires the power of disposition.
With respect to issuances or sales by us, these restrictions do not apply to the shares to be sold in this offering; any shares of common stock issued by us upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement; any shares of common stock issued upon the exercise, vesting or settlement of equity awards or the issuance of equity awards granted pursuant to our existing employee benefit plans existing on the date of this prospectus supplement; any shares of common stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan existing on the date of this prospectus supplement; the entry into agreements to issue or the issuance of up to 5% of our outstanding common stock in connection with one or more acquisitions or strategic transactions, in each case subject to certain conditions; any shares of common stock issued to Ayar pursuant to the terms of the Ayar Investment; or any action required to be taken under the Company’s Investor Rights Agreement.
With respect to sales by our directors and our executive officers, subject to certain customary conditions, these restrictions do not apply to transfers made by will, other testamentary document or intestacy; as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes; to any trust for the benefit of the director or officer; or the immediate family of the director or officer; to a partnership, limited liability company or other entity of which the director or officer and the immediate family of the director or officer are the legal and beneficial owner of all of the outstanding equity securities; if the lock-up agreement signatory is a business entity, to another business entity that is an affiliate of the director or officer, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the director or officer or affiliates of the director or officer, or as part of a distribution to members or shareholders of the lock-up agreement signatory; to a nominee or custodian of any person or entity to whom a transfer would be permissible under any of the preceding exceptions set forth in this sentence; in the case of an individual, by operation of law; from an employee or a director of, or a service provider to, the Company or any of its subsidiaries upon the death, disability or termination of employment, in each case, of such person; pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of shares of the Company’s capital stock involving a change of control; in connection with the exercise of any stock options or warrants, or the vesting or settlement of any restricted stock units or other compensatory equity securities in respect of shares of the Company outstanding as of the date the lock-up agreement is executed for any payment due for the exercise of options or other rights to purchase securities of the Company and to cover tax withholding obligations or taxes due in connection with such vesting, settlement or exercise (including by means of a “net settlement,” “sell to cover” or otherwise); and pursuant to trading plans established in accordance with Rule 10b5-1 under the Exchange Act prior to the date hereof. This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Nasdaq Global Market Listing
The shares are listed on the Nasdaq Global Market under the symbol “LCID.”
Short Positions
In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, the underwriter may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant

State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State (other than a Relevant State where there is a Permitted Public Offer) who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares of common stock may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c.
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of Shares shall require the Issuer or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law; or

(d)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

U. S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock issued pursuant to this offering that are held by such Non-U.S. Holders as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, in each case as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, this summary does not address considerations relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
banks, insurance companies and other financial institutions;

•
regulated investment companies;

•
real estate investment trusts;

•
tax-exempt organizations;

•
brokers, dealers or traders in securities or currencies;

•
certain former citizens or residents of the United States;

•
persons that elect to mark their securities to market;

•
persons holding our common stock as part of a straddle, hedge, conversion or other integrated transaction;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services;

•
controlled foreign corporations;

•
passive foreign investment companies; and

•
partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships, and partners of a partnership, holding shares of our common stock should consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of shares of our common stock.
In addition, this summary does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of shares of our common stock.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not, and is not treated as, any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Treasury Regulations.

Distributions
As discussed in the section of this prospectus titled “Dividends,” we do not currently anticipate paying cash dividends on our common stock in the foreseeable future. However, if we do make distributions of cash or property (other than certain stock distributions) with respect to shares of our common stock (or if we engage in certain redemptions that are treated as distributions with respect to shares of our common stock), any such distributions will generally be treated as dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of such distributions in excess of our current and accumulated earnings and profits will be treated, first, as a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock (but not below zero) and, thereafter, as capital gain, which is subject to the tax treatment described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder with respect to shares of our common stock will be subject to U.S. federal withholding tax at a rate of thirty percent (30%) of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a properly executed IRS Form W-8BEN or W-8BEN-E (or its successor form or other applicable documentation) certifying its qualification for such lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
No amounts in respect of U.S. federal withholding tax will generally be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or its successor form or other applicable documentation). Any such effectively connected dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates that apply to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (subject to certain adjustments). Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of shares of our common stock unless:
•
such gain is “effectively connected” with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates that apply to U.S. persons. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” as discussed above under “— Distributions.”
Gain recognized by a Non-U.S. Holder described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though such individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, although there can be no assurance in this regard, we believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, five percent (5%) or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or such Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a thirty percent (30%) withholding rate may be imposed on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of thirty percent (30%), unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Treasury Department. We will not pay any amounts to holders in respect of any amounts withheld. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

LEGAL MATTERS
The legality of the common stock offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. The underwriter has been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements of Lucid Group, Inc. as of and for the period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Lucid Group, Inc. as of and for the two years in the period ended December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

Prospectus
LUCID GROUP, INC.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
and
Purchase Units

We may offer, issue and sell, together or separately:
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shares of our common stock;

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shares of our preferred stock, which may be issued in one or more series;

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depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

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debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

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warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

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subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

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purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

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purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

In addition, selling securityholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.
We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 8 before you make your investment decision.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “LCID.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we and/or the selling securityholders may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we and/or the selling securityholders may offer. Each time we and/or the selling securityholders sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “Lucid,” the “Company,” “we,” “our” and “us” refer to Lucid Group, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024 (the “Annual Report”);

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 25, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 6, 2024 and August 5, 2024, respectively;

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our Current Reports on Form 8-K, filed with the SEC on January 26, 2024, February 15, 2024, March 25, 2024, March 29, 2024, May 6, 2024 (only with respect to Item 5.02 therein), May 24, 2024 (only with respect to Item 2.05 therein), June 6, 2024, August 5, 2024 and August 19, 2024; and

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the description of our capital stock contained in Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may contact us at Investor Relations at 7373 Gateway Boulevard, Newark, CA 94560, by email: investor@lucidmotors.com, or by telephone: (510) 648-3553.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:
“AMP-1” are to our Advanced Manufacturing Plant-1 in Casa Grande, Arizona;
“AMP-2” are to our planned Advanced Manufacturing Plant-2 in Saudi Arabia, which consists of a semi knocked-down portion that has been completed and a completely-built-up portion that will be constructed;
“Ayar” are to Ayar Third Investment Company, an affiliate of PIF and the controlling stockholder of the Company;
“Board” or “Board of Directors” are to the board of directors of Lucid Group Inc., a Delaware corporation;
“Churchill” or “CCIV” are to Churchill Capital Corp IV, a Delaware corporation and our predecessor company prior to the consummation of the Transactions, which changed its name to Lucid Group, Inc. following the consummation of the Transactions, and its consolidated subsidiaries;
“Churchill IPO” are to the initial public offering by Churchill which closed on August 3, 2020;
“common stock” are to the Class A common stock of Lucid Group, Inc., par value $0.0001 per share;
“current bylaws” are to the Company’s Second Amended and Restated Bylaws in effect as of the date of this prospectus;
“current certificate of incorporation” are to the Company’s Third Amended and Restated Certificate of Incorporation in effect as of the date of this prospectus;
“DGCL” are to the Delaware General Corporation Law, as amended;
“EV” are to electric vehicle;
“Investor Rights Agreement” are to the Investor Rights Agreement, dated as of February 22, 2021 and as may be amended from time to time, by and among the Company, the Sponsor, Ayar and certain other parties thereto;
“Legacy Lucid” are to Atieva, Inc., d/b/a Lucid Motors, an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its consolidated subsidiaries before the Closing Date;
“Merger” are to the merger of a merger subsidiary of Churchill and Atieva, Inc., with Atieva, Inc. surviving such merger as a wholly owned subsidiary of Churchill;
“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of February 22, 2021, by and among Churchill, Legacy Lucid and Air Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Churchill, as the same has been or may be amended, modified, supplemented or waived from time-to-time;
“Nasdaq” are to The Nasdaq Stock Market LLC;
“PIF” are to the Public Investment Fund, the sovereign wealth fund of Saudi Arabia;
“Redeemable Convertible Preferred Stock” are to the Series A and Series B Convertible Preferred Stock of Lucid Group, Inc., par value $0.0001 per share;
“Sponsor” are to Churchill Sponsor IV LLC, a Delaware limited liability company and an affiliate of M. Klein and Company, LLC in which certain of Churchill’s directors and officers hold membership interests;
“Transactions” are to the Merger, together with the other transactions consummated under the Merger Agreement and the related agreements; and

“Private Placement Warrants” are to Churchill’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Churchill IPO;
“Promissory Note” are to the unsecured promissory note issued by Churchill to the Sponsor in an aggregate principal amount of $1,500,000. The Sponsor has elected to exercise its option to convert the unpaid balance of the Note of $1,500,000 into Working Capital Warrants;
“Warrant Agreement” are to the Warrant Agreement, dated July 29, 2020, entered into in connection with the Churchill IPO by and between Continental Stock Transfer & Trust Company and Churchill; and
“Working Capital Warrants” are to the Company’s warrants to purchase common stock pursuant to the terms of the Promissory Note, on terms identical to the terms of the Private Placement Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.
Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “scheduled” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. They appear in a number of places throughout this prospectus and the documents incorporated by reference into this prospectus and include, but are not limited to, statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, capital expenditures, prospects, growth, production volumes, strategies and the markets in which we operate, including expectations of financial and operational metrics, projections of market opportunity, market share and product sales, expectations and timing related to commercial product launches, future strategies and products, including with respect to energy storage systems and automotive partnerships, technology, manufacturing capabilities and facilities, studio openings, sales channels and strategies, future vehicle programs, expansion and the potential success of our direct-to-consumer strategy, our financial and operating outlook, future market launches and international expansion, including our manufacturing facility in Saudi Arabia and related timing and value to us, and our needs for additional financing. Such forward-looking statements are based on available current market material and our current expectations, beliefs and forecasts concerning future developments. Factors that may impact such forward-looking statements include:
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changes in domestic and foreign business, market, financial, political and legal conditions, including government closures of banks and liquidity concerns at other financial institutions, a potential global economic recession or other downturn and global conflicts or other geopolitical events;

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risks related to changes in overall demand for our products and services and cancellation of orders for our vehicles;

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risks related to prices and availability of commodities, our supply chain, logistics, inventory management and quality control, and our ability to complete the tooling of our manufacturing facilities over time and scale production of the Lucid Air and other vehicles;

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risks related to the uncertainty of our projected financial information;

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risks related to the timing of expected business milestones and commercial product launches;

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risks related to the expansion of our manufacturing facility, the construction of new manufacturing facilities and the increase of our production capacity;

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risks related to the issuance and sale of shares of our Redeemable Convertible Preferred Stock;

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our ability to manage expenses and control costs;

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risks related to future market adoption of our offerings;

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the effects of competition and the pace and depth of electric vehicle adoption generally on our business;

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changes in regulatory requirements, governmental incentives and fuel and energy prices;

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our ability to rapidly innovate;

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our ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers, including our ability to realize the anticipated benefits of our transaction with Aston Martin;

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our ability to effectively manage our growth and recruit and retain key employees, including our chief executive officer and executive team;

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risks related to potential vehicle recalls;

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our ability to establish and expand our brand, and capture additional market share, and the risks associated with negative press or reputational harm;

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our ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives;

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our ability to conduct equity, equity-linked, or debt financing in the future;

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our ability to pay interest and principal on our indebtedness;

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future changes to vehicle specifications which may impact performance, pricing, and other expectations;

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the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and

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other factors disclosed in this prospectus or our other filings with the SEC, including any accompanying prospectus supplement.

The forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus or any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.
There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as required by applicable law, we do not undertake any obligation to publicly correct or update any forward-looking statement.

THE COMPANY
This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information.”
About Lucid
We are a technology company with a mission to create exceptional experiences to drive the world forward. Our focus on in-house hardware and software innovation, vertical integration, and a “clean sheet” approach to engineering and design led to the development of the award-winning Lucid Air.
We sell vehicles directly to consumers through our retail sales network and through direct online sales, including through Lucid Financial Services. We believe that owning our sales network provides an opportunity to closely manage the customer experience, gather direct customer feedback, and ensure that customer interactions are tailored to our customers’ needs. We own and operate a vehicle service network comprised of service centers in major metropolitan areas and a fleet of mobile service vehicles. In addition to our in-house service capabilities, we established and continue to grow an approved list of specially trained collision repair shops which also serve as repair hubs for our mobile service offerings in some cases.
We began delivering the Lucid Air to customers in October 2021 and we expect to launch additional vehicles over the coming decade. We have leveraged and expanded the technological advancements from the Lucid Air to the Lucid Gravity sport utility vehicle (“SUV”), which is scheduled for start of production in late 2024. After the Lucid Air and the Lucid Gravity SUV, start of production of our Midsize platform is scheduled for late 2026.
Corporate Information
Lucid Group, Inc. is a Delaware corporation. Our principal executive office is located at 7373 Gateway Boulevard, Newark, CA 94560 and our telephone number is (510) 648-3553. We maintain a website at https://www.lucidmotors.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
Controlled Company Exemption
As of September 30, 2024, PIF, both directly and indirectly through Ayar, held over 50% of the voting power for the election of our directors. As a result, we are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Our stockholders do not have the same protections afforded to stockholders of companies that are subject to such requirements. Ayar also currently has the ability to nominate five of the nine directors to our Board. Ayar is an affiliate of PIF.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. We will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our current certificate of incorporation and our current bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our current certificate of incorporation and our current bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Lucid,” the “Company”, “we,” “our” and “us” refer to Lucid Group, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 15,000,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. The number of authorized shares of any class may be increased or decreased by an amendment to our current certificate of incorporation proposed by our Board and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.
Of the Preferred Stock, we designated 100,000 shares as Series A Convertible Preferred Stock and 75,000 shares as Series B Convertible Preferred Stock (together, the “Redeemable Convertible Preferred Stock”).
As of September 30, 2024, there were (i) 2,337,518,542 shares of our common stock outstanding, (ii) 100,000 shares of Series A Convertible Preferred Stock outstanding, (iii) 75,000 shares of Series B Convertible Preferred Stock outstanding, and (iv) 44,350,000 shares of common stock issuable upon the exercise of Private Placement Warrants (including the Working Capital Warrants).
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our current certificate of incorporation, the holders of common stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders. The holders of our common stock will at all times vote together as one class on all matters submitted to a vote of the common stock under our current certificate of incorporation.
Dividends
Subject to limitations contained in the DGCL and our current certificate of incorporation, under our current bylaws, the Board may declare and pay dividends upon the shares of our common stock, which dividends may be paid either in cash, in property or in shares of our common stock. We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends s will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of preferred stock have been satisfied.
Preemptive or Other Rights
The holders of our common stock do not have preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to our common stock.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
General
This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our current certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our current certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.
Our current certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. With respect to each series of our preferred stock, our Board has the authority to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.
Redeemable Convertible Preferred Stock
Ranking and Dividend.   The Redeemable Convertible Preferred Stock ranks senior to our common stock with respect to dividends and distributions of assets upon the Company’s liquidation, dissolution or winding up. Each share of the Redeemable Convertible Preferred Stock has an initial value of $10,000 (the “Initial Value”). Dividends on the Redeemable Convertible Preferred Stock is payable in the form of compounded dividends upon each share of Redeemable Convertible Preferred Stock (such payment in kind, “Compounded Returns”). Dividends accrue on the Initial Value (as increased for any Compounded Dividends previously compounded thereon) of each share of Redeemable Convertible Preferred Stock at a rate of 9% per annum and is compound on the basis of quarterly dividend payment dates on each March 31, June 30, September 30 and December 31 of each year, which commenced on June 30, 2024 for the Series A Convertible Preferred Stock and September 30, 2024 for the Series B Convertible Preferred Stock.
Liquidation Preference.   Upon a liquidation, dissolution or winding up of the Company, each holder of shares of Redeemable Convertible Preferred Stock (“Holder”) is entitled to receive, with respect to each share of then-outstanding Redeemable Convertible Preferred Stock, out of the assets of the Company available for distribution to its stockholders (pari passu with the holders of any liquidation parity securities) an amount in cash equal to the greater of (a) an amount per share of Redeemable Convertible Preferred

Stock as of the date of such liquidation, dissolution or winding up equal to (i) the per share accrued value (as used herein, representing the Initial Value, plus any Compounded Returns, plus accrued dividends from the last dividend payment date to, and including, the relevant date of determination) (the “Accrued Value”) as of the relevant date (as defined in the respective certificate of designations) multiplied by (ii) the relevant percentage (as defined in the respective certificate of designations) (the product of (i) and (ii), the “Minimum Consideration”); and (b) the amount that such Holder would have received with respect to such share of Redeemable Convertible Preferred Stock based on its Accrued Value if all shares of Redeemable Convertible Preferred Stock had been converted at their Accrued Value (regardless of whether they were actually converted and without regard to any limitations on convertibility or to whether sufficient shares of common stock are available out of the Company’s authorized but unissued stock for the purpose of effecting such conversion) into shares of common stock on the business day immediately prior to the date of such liquidation, dissolution or winding up.
Conversion.   Each share of Redeemable Convertible Preferred Stock is convertible, at the option of the respective Holder, from time to time after the initial issue date (the “Initial Issue Date”), and without the payment of additional consideration by the Holder, (a) at any time that the closing price per share of our common stock on the trading day immediately preceding the date on which the Holder delivers the relevant notice of conversion is at least $5.50 (subject to certain adjustments), unless the Company otherwise consents to such conversion in its sole discretion, or (b) in all events during certain specified periods relating to a fundamental change or optional redemption by the Company, into such number of fully paid and non-assessable shares of common stock as is determined by dividing (i) the applicable Accrued Value as of the conversion date by (ii) the respective conversion price (as defined in the respective certificate of designations) in effect as of such conversion date.
Voting.   Except as otherwise provided in the respective certificate of designations or by applicable law or the rules of any stock exchange on which the Company’s securities are listed, on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders and on which matter holders of our common stock shall be entitled to vote, each Holder is entitled to the number of votes equal to the number of whole shares of common stock into which the aggregate shares of Redeemable Convertible Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter (subject to certain adjustments, but without regard to any limitations on convertibility or to whether sufficient shares of common stock are available out of the Company’s authorized but unissued stock for the purpose of effecting the conversion). Holders are entitled to notice of any meeting of stockholders and, except as otherwise provided in the respective certificate of designations or otherwise required by law, to vote together as a single class with the holders of common stock and any other class or series of stock entitled to vote thereon. The voting power of Holders is subject to a voting cap per share equal to the quotient of the $10,000 Initial Value and $2.77 for the Series A Convertible Preferred Stock and the quotient of the $10,000 Initial Value and $3.120 for the Series B Convertible Preferred Stock.
For each series of the Redeemable Convertible Preferred Stock, as long as at least 10% of the aggregate number of shares of such series issued on the Initial Issue Date remain outstanding, and subject to certain other conditions, Holders of such series are entitled to a separate class vote with respect to, among other things, amendments to the Company’s organizational documents that have an adverse effect on such series, authorizations or issuances by the Company of capital stock of the Company that ranks senior or equal to such series with respect to dividends or distributions on liquidation or the terms of which provide for cash dividends (other than our common stock), winding-up and dissolution, and decreases in the number of authorized shares of such series.
Junior and Parity Securities.   Subject to certain exceptions, unless all accumulated and unpaid dividends on the Redeemable Convertible Preferred Stock for all preceding quarterly dividend payment periods have been declared upon all outstanding shares of Redeemable Convertible Preferred Stock through the most recently completed dividend period, the Company (1) may not repurchase, redeem or otherwise acquire shares of any parity stock or any junior stock (which includes our common stock), (2) may not declare or pay dividends on any junior stock (which includes our common stock) and (3) may not declare or pay dividends on any parity stock, unless the respective amounts of dividends declared on the Redeemable Convertible Preferred Stock and each such other class or series of dividend parity stock bear the same ratio to each other as all accumulated and unpaid dividends per share of the Redeemable Convertible Preferred Stock and such class or series of parity stock (subject to their having been declared by the Board out of legally available funds) bear to each other, in proportion to their respective liquidation preferences at the time of declaration.
Mandatory Conversion.   On or after the third anniversary of the respective Initial Issue Date, if at any time (i) the daily VWAP (as defined in the respective certificate of designations) of our common stock has been at least 200% of the respective conversion price (as defined in the respective certificate of designations) for at least twenty (20) trading days (whether or not consecutive) during any thirty (30) consecutive trading days (including the last day of such period) and (ii) certain common stock liquidity conditions (as defined in the respective certificate of designations) are satisfied, the Company has the right, exercisable at its election within fifteen (15) business days following completion of the applicable thirty (30) trading day period, to cause all or any portion of the Redeemable Convertible Preferred Stock to convert into common stock. The Company is required to pay an additional amount per share of Redeemable Convertible Preferred Stock payable in cash, shares of common stock valued based on a five-day average daily VWAP (with the number of shares of common stock rounded up to the nearest whole share) or a combination thereof in respect of such conversion equal to the greater of (x) the difference between (i) the Minimum Consideration and (ii) the value of the shares of common stock delivered upon mandatory conversion thereof and (y) zero.
Fundamental Change.   Upon a “fundamental change” (as defined in the respective certificate of designations), the Holders are entitled, on the fundamental change repurchase date specified by the Company, to receive an amount equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value that such Holder would have received if it had converted its shares of Redeemable Convertible Preferred Stock into shares of common stock on the business day immediately before the fundamental change repurchase date. The fundamental change repurchase price may be paid in cash, shares of common stock (or other securities to be received by a holder of common stock in such Fundamental Change) valued based on a five-day average daily VWAP (with the number of shares of common stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not elect to deliver shares of its common stock (or other securities to be received by a holder of common stock in such Fundamental Change) in partial or full satisfaction of the fundamental change repurchase price, if certain common stock liquidity conditions (as defined in the respective certificate of designations) are not satisfied.
Optional Redemption.   On or after the fifth anniversary of the respective Initial Issue Date, the Company may redeem all or any portion of the respective series of the Redeemable Convertible Preferred Stock at a redemption price per share equal to the greater of (a) the Minimum Consideration and (b) an amount equal to the value (calculated based on a twenty (20)-day average daily VWAP) of the number of shares of common stock issuable upon conversion at the Conversion Price on such redemption date. Such redemption price may be paid in cash, shares of common stock valued based on a twenty (20)-day average daily VWAP (with the number of shares of common stock rounded up to the nearest whole share), or a combination thereof, at the Company’s election. The Company may not pay any portion of such redemption price in shares of common stock if the common stock liquidity conditions (as defined in the respective certificate of designations) are not satisfied.
Nasdaq Rules.   The number of shares of common stock deliverable upon conversion, redemption or repurchase of the Redeemable Convertible Preferred Stock is limited as required by applicable Nasdaq listing rules, unless the Company shall have obtained any required stockholder approval. Lucid and Ayar have agreed to cooperate reasonably to obtain, and Ayar has agreed to consent in respect of such stockholder approval no later than 18 months following the respective closing of the private placement of each series of the Redeemable Convertible Preferred Stock. The Series A Convertible Preferred Stock is initially convertible into approximately 278.15 million shares of common stock and the Series B Convertible Preferred Stock is initially convertible into approximately 171.24 million shares of common stock.
Remedies for Nonpayment.   The dividend rate described above will be increased to a rate not exceeding 15% per annum upon certain events of noncompliance relating to a failure by the Company to deliver consideration due in connection with a fundamental change or optional redemption.

Warrants
Private Placement Warrants and Working Capital Warrants
The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) are, pursuant to the Investor Rights Agreement, not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and will be entitled to certain registration rights. The Private Placement Warrants have terms and provisions outlined below.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price per share of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price per share of our common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In order to finance transaction costs in connection with an intended initial business combination, the Sponsor loaned us $1,500,000 funds pursuant to the Promissory Note. The principal amount of such Promissory Note was converted into Working Capital Warrants by the Sponsor. The Working Capital Warrants are identical to the Private Placement Warrants issued to the Sponsor.
Anti-Dilution Adjustments
If the number of outstanding shares of our common stock is increased by a stock dividend payable in shares of our common stock, or by a split-up of shares of our common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our common stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of our common stock. A rights offering to holders of our common stock entitling holders to purchase shares of our common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of our common stock equal to the product of (1) the number of shares of our common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for our common stock) multiplied by (2) one minus the quotient of (x) the price per share of our common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for our common stock, in determining the price payable for our common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price per share of our common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Private Placement Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of our common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above and (b) certain ordinary cash dividends, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and /or the fair market value of any securities or other assets paid on each share of our common stock in respect of such event.
If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our common stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of our common stock.
Whenever the number of shares of our common stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our common stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Private Placement Warrants will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(l) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our common stock, the holder of a Private Placement Warrants will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of our common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of our common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the Private Placement Warrants within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Private Placement Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the Private Placement Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Private Placement Warrant due to the requirement that the warrant holder exercise the warrant within thirty (30) days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price or on a cashless basis, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Annual Stockholder Meetings
Our current certificate of incorporation and our current bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications.
Effects of Our Current Certificate of Incorporation, Our Current Bylaws and Certain Provisions of Delaware Law
Our current certificate of incorporation, our current bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of our common stock held by stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
The Board may generally issue one or more series of preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of authorized and unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Business Combinations
In our current certificate of incorporation, we have not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least two-thirds of the votes of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. This provision also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our current certificate of incorporation, directors serving on a board may be removed by the stockholders with or without cause. Our current certificate of incorporation provides that any director may be removed from office by the stockholders, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities generally entitled to vote in the election of directors, voting together as a single class. However, pursuant to the Investor Rights Agreement, Ayar has the exclusive right to (i) remove its nominees from the Board, and we are required to take all necessary action to cause the removal of any such nominee at the request of Ayar and (ii) designate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and we are required to take all necessary action to nominate or cause the Board to appoint, as applicable, replacement directors designated by Ayar to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). In addition, our current certificate of incorporation provides that, without limiting the rights of any party to the Investor Rights Agreement, vacancies on the Board resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. Our current certificate of incorporation provides that, subject to the Investor Rights Agreement, the number of directors constituting the Board can be fixed exclusively by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the Board.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our current certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Special Stockholder Meetings
Our current certificate of incorporation provides that special meetings of the stockholders may be called only by the Board acting pursuant to a resolution adopted by a majority of the Board. Our current bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our current bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our current bylaws also specify requirements as to the form and content of a stockholder’s notice. Our current bylaws allow the chairperson of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our current certificate of incorporation provides otherwise. Our current certificate of incorporation precludes stockholder action by written consent at any time when Ayar and its permitted transferees beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, other than certain rights that holders of our preferred stock may have to act by written consent.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the incident to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
Our current bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of Delaware law or our current certificate of incorporation or our current bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. These provisions do not apply to claims arising under the Securities Act, the Exchange Act, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our current bylaws. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable.
Limitation on Liability and Indemnification of Directors and Officers
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Company’s current certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’ s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
The Company’s current certificate of incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers, and certain other officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers, and certain other officers, in the future.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Company’s current certificate of incorporation, the Company’s current bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the indemnification agreements.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The Company maintains and expect to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Listing
Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “LCID.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company.
We have agreed to indemnify Equiniti Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining same;

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the interest rate(s) or the method for determining same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions;

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authorized denominations;

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if other than the principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

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the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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whether the debt securities are secured and the terms of such security;

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the amount of discount or premium, if any, with which the debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
For a description of our outstanding warrants, see “Description of Capital Stock — Warrants.”
We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
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the offering price;

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the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

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the number of warrants offered;

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the exercise price and the amount of securities you will receive upon exercise;

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the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the rights, if any, we have to redeem the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

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the name of the warrant agent; and

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any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
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the price, if any, for the subscription rights;

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the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

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the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.
The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
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to underwriters for resale to purchasers;

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directly to purchasers;

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through agents or dealers to purchasers; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS
The consolidated financial statements of Lucid Group, Inc. as of and for the period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Lucid Group, Inc. as of and for the two years in the period ended December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

262,446,931 shares
Lucid Group, Inc.
Common Stock

Preliminary Prospectus Supplement
BofA Securities
           , 2024